STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

March 20, 2009

Job Number: C20090323-0398
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20090274934-80	Amendment	2 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Certified By: Nita Hibshman
Certificate Number: C20090323-0398
You may verify this certificate
online at **http://www.nvsos.gov/**

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20090274934-80
Ross Miller Secretary of State State of Nevada	Filing Date and Time 03/20/2009 3:10 PM
	Entity Number E0160092005-1

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Medical Design Studios, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article IV of the Articles of Incorporation of the corporation is hereby amended to add the paragraphs in Exhibit A hereof.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 94.4%

4. Effective date of filing: (optional) 3/30/09

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X JUSTIN CRAIG, CHIEF EXECUTIVE OFFICER

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

EXHIBIT A

Effective upon the effective date of the filing with the Secretary of State of the State of Nevada of the Certificate of Amendment to the Articles of Incorporation (the "Effective Time"), every three and one-half (3.5) shares of Common Stock of the Corporation, par value $.001 per share (the "Existing Common"), issued and outstanding or reserved for issuance or held in treasury, shall automatically, and without any action by the holder thereof, be changed and reclassified into one (1) share of Common Stock of the Corporation, par value $.001 per share (the "New Common"), and each certificate which, prior to the Effective Time, represented three and one-half (3.5) shares of the Existing Common shall, from and after the Effective Time, be deemed to represent one (1) share of the New Common.

No fractional shares of New Common will be issued but, in lieu thereof, each holder of shares of Existing Common who would otherwise be entitled to a fraction of a share of New Common (by virtue of holding a number of shares of Existing Common not evenly divisible by three and one-half or by virtue of holding fewer than three and one-half shares of Existing Common prior to the Effective Time), upon surrender of their certificates for Existing Common (and after aggregating all fractional shares of New Common to be received by such holder), shall receive the number of shares of New Common which such holder would otherwise be entitled to receive, rounded up to the next number of whole shares of New Common. Notwithstanding the foregoing, the authorized capital of the Corporation shall remain as stated in paragraph (a) of this Article IV.